Exhibit 99.1

Mammoth Energy Services, Inc. Announces
First Quarter 2023 Operational and Financial Results

OKLAHOMA CITY - April 27, 2023 - Mammoth Energy Services, Inc. (“Mammoth” or the “Company”) (NASDAQ: TUSK) today reported financial and operational results for the first quarter ended March 31, 2023.

Financial Overview for the First Quarter 2023:

Total revenue was $116.3 million for the first quarter of 2023, an increase of 87% compared to $62.3 million for the same quarter of 2022 and an increase of 13% compared to $102.9 million for the fourth quarter of 2022.

Net income for the first quarter of 2023 was $8.4 million, or $0.17 per diluted share, compared to a net loss of $14.8 million, or a $0.32 loss per share, for the same quarter of 2022 and net income of $4.8 million, or $0.10 per share, for the fourth quarter of 2022.

Adjusted EBITDA (as defined and reconciled below) was $30.7 million for the first quarter of 2023, an increase of 230% compared to $9.3 million for the same quarter of 2022 and an increase of 27% compared to $24.1 million for the fourth quarter of 2022.

Arty Straehla, Chief Executive Officer of Mammoth commented, “Our first quarter performance was in line with our expectations, contributing to significant year-over-year growth in revenue, net income and Adjusted EBITDA. Our talented and hard-working teams throughout the organization continue to manage through a challenging economic environment for our customers, especially related to supply chain constraints that persist in many of our business segments. Our Well Completion Services division generated strong growth in the quarter, however, the oil field services markets that we serve are now being negatively impacted by lower commodity prices, in particular natural gas prices, which are restricting utilization of our well completion services and capacity growth. Natural gas prices have been cut nearly in half since the end of 2022, which is resulting in a reduction in completions activity across the industry, particularly in the northeast where we have a concentration of frac fleets. While we remain bullish long-term on natural gas, in the near-term, the lower commodity prices are reducing activity and leading to more calendar white space, which we expect is likely to reduce near-term utilization in our well completion segment as we adjust to market conditions. As we continue to work with our customers to keep as many fleets active as we can, we are also utilizing our extensive experience to manage our assets and the variable costs in this segment as we adjust to market conditions. We now plan to significantly reduce our capital expenditures for the year to approximately $24 million.”

Commenting further, Straehla said, “In our Infrastructure Services division, we experienced strong year-over-year revenue and profitability growth due to operational improvements, team performance and higher utilization of crews and equipment. The bidding and pricing environment for infrastructure services throughout our footprint continue to be robust, with added opportunities expected from the Infrastructure Investment and Jobs Act (IIJA). This business segment, that has grown organically, we believe will be a key growth driver for Mammoth over the long term and I’m pleased with its continual progress. In addition, the sand business also grew in the quarter compared to last year, and we are pleased with our team’s performance. Mammoth has a diverse portfolio of assets and businesses across several dynamic market segments that we believe possess an ability to adapt quickly to evolving market conditions.

Our experienced team remains focused on managing this portfolio efficiently and effectively to create long-term value for all of our stakeholders.”

Well Completion Services
Mammoth’s well completion services division contributed revenue (inclusive of inter-segment revenue) of $67.3 million on 2,018 stages for the first quarter of 2023, compared to $23.9 million on 699 stages for the same quarter of 2022 and $51.4 million on 1,837 stages for the fourth quarter of 2022. On average, 3.6 of the Company’s fleets were active for the first quarter of 2023 compared to an average utilization of 1.6 fleets during the same quarter of 2022 and 3.4 fleets during the fourth quarter of 2022.

Infrastructure Services
Mammoth’s infrastructure services division contributed revenue of $28.3 million for the first quarter of 2023 compared to $23.0 million for the same quarter of 2022 and $29.6 million for the fourth quarter of 2022. Average crew count was 88 crews during the first quarter of 2023 compared to 85 crews during the same quarter of 2022 and 93 crews during the fourth quarter of 2022.

Natural Sand Proppant Services
Mammoth’s natural sand proppant services division contributed revenue (inclusive of inter-segment revenue) of $12.5 million for the first quarter of 2023 compared to $9.2 million for the same quarter of 2022 and $13.8 million for the fourth quarter of 2022. In the first quarter of 2023, the Company sold approximately 391,000 tons of sand at an average sales price of $31.02 per ton compared to sales of approximately 329,000 tons of sand at an average sales price of $21.44 per ton during the same quarter of 2022. In the fourth quarter of 2022, sales were approximately 366,000 tons of sand at an average price of $29.80 per ton.

Drilling Services
Mammoth’s drilling services division contributed revenue (inclusive of inter-segment revenue) of $1.8 million for the first quarter of 2023 compared to $2.9 million for the same quarter of 2022 and $2.4 million for the fourth quarter of 2022. The decrease in drilling services revenue is primarily attributable to decreased utilization for our directional drilling business.

Other Services
Mammoth’s other services, including aviation, equipment rentals, remote accommodations and equipment manufacturing, contributed revenue (inclusive of inter-segment revenue) of $7.0 million for the first quarter of 2023 compared to $4.7 million for the same quarter of 2022 and $6.4 million for the fourth quarter of 2022. The increase in revenue is primarily due to improved utilization for our equipment rental and remote accommodations businesses.

Selling, General and Administrative Expenses
Selling, general and administrative (“SG&A”) expenses were $8.4 million for the first quarter of 2023 compared to $8.7 million for the same quarter of 2022 and $13.0 million for the fourth quarter of 2022.

Following is a breakout of SG&A expense (in thousands):

	Three Months Ended
	March 31,		December 31,
	2023	2022	2022
Cash expenses:
Compensation and benefits	$4,277	$2,983	$3,932
Professional services	1,929	3,637	3,434
Other(a)	1,911	1,906	1,885
Total cash SG&A expense	8,117	8,526	9,251
Non-cash expenses:
Bad debt (recoveries) provision	(381)	(99)	3,501
Stock based compensation	647	241	241
Total non-cash SG&A expense	266	142	3,742
Total SG&A expense	$8,383	$8,668	$12,993
a.    Includes travel-related costs, information technology expenses, rent, utilities and other general and administrative-related costs.

SG&A expenses, as a percentage of total revenue, were 7% for the first quarter of 2023 compared to 14% for the same quarter of 2022 and 13% for the fourth quarter of 2022.

Liquidity
As of March 31, 2023, Mammoth had cash on hand of $11.7 million, outstanding borrowings under its revolving credit facility of $84.6 million and $17.4 million of available borrowing capacity under its revolving credit facility, after giving effect to $6.4 million of outstanding letters of credit and the requirement to maintain a $10.0 million reserve out of the available borrowing capacity. As of March 31, 2023, Mammoth had total liquidity of $29.1 million.
As of April 26, 2023, Mammoth had cash on hand of $9.5 million and outstanding borrowings under its revolving credit facility of $76.0 million. As of April 26, 2023, the Company had $26.0 million of available borrowing capacity under its revolving credit facility, after giving effect to $6.4 million of outstanding letters of credit and the requirement to maintain a $10.0 million reserve out of the available borrowing capacity.

Capital Expenditures
The following table summarizes Mammoth’s capital expenditures by operating division for the periods indicated (in thousands):

	Three Months Ended
	March 31,		December 31,
	2023	2022	2022
Well completion services(a)	$5,772	$801	$3,374
Infrastructure services(b)	203	398	62
Natural sand proppant services(c)	—	—	54
Drilling services(d)	—	2	55
Other(e)	—	60	120
Eliminations	61	(79)	(26)
Total capital expenditures	$6,036	$1,182	$3,639
a.     Capital expenditures primarily for upgrades and maintenance to our pressure pumping fleet for the periods presented.

b.    Capital expenditures primarily for truck, tooling and equipment purchases for the periods presented.
c.    Capital expenditures primarily for maintenance for the periods presented.
d.    Capital expenditures primarily for maintenance for the periods presented.
e.    Capital expenditures primarily for equipment for the Company’s rental businesses for the periods presented.

Conference Call Information
Mammoth will host a conference call on Thursday, April 27, 2023 at 4:00 p.m. Central time (5:00 p.m. Eastern time) to discuss its first quarter financial and operational results. The telephone number to access the conference call is 1-201-389-0872. The conference call will also be webcast live on https://ir.mammothenergy.com/events-presentations. Please submit any questions for management prior to the call via email to TUSK@dennardlascar.com.

About Mammoth Energy Services, Inc.
Mammoth is an integrated, growth-oriented energy services company focused on the providing products and services to enable the exploration and development of North American onshore unconventional oil and natural gas reserves as well as the construction and repair of the electric grid for private utilities, public investor-owned utilities and co-operative utilities through its infrastructure services businesses. Mammoth’s suite of services and products include: well completion services, infrastructure services, natural sand and proppant services, drilling services and other energy services. For more information, please visit www.mammothenergy.com.

Contacts:
Mark Layton, CFO
Mammoth Energy Services, Inc
investors@mammothenergy.com

Rick Black / Ken Dennard
Dennard Lascar Investor Relations
TUSK@dennardlascar.com

Forward-Looking Statements and Cautionary Statements
This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts that address activities, events or developments that Mammoth expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company’s business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for the Company’s existing operations, experience and perception of historical trends, current conditions, anticipated future developments and their effect on Mammoth, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, the Company’s forward-looking statements are subject to significant risks and uncertainties, including those described in its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings it makes with the SEC, including those relating to the Company’s acquisitions and contracts, many of which are beyond the Company’s control, which may cause actual results to differ materially from historical experience and present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: any continuing impacts of the COVID-19 pandemic, related global and national health concerns and economic repercussions; demand for our services; the volatility of oil and natural gas prices and actions by OPEC members and other exporting nations affecting commodities prices and production levels; the impact of the war in Ukraine on the global energy and capital markets and global stability; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions; inflationary pressures; rising interest rates and their impact on the cost of capital; instability in the banking and financial services sectors; the outcome of ongoing government investigations and other legal proceedings, including those relating to the contracts awarded to the Company’s subsidiary Cobra Acquisitions LLC ("Cobra") by the Puerto Rico Electric Power Authority ("PREPA"); the failure to receive or delays in receiving governmental authorizations, approvals and/or payments, including payments with respect to the PREPA account receivable for prior services to PREPA performed by Cobra; the Company’s inability to replace the prior levels of work in its business segments, including its infrastructure and well completion services segments; risks relating to economic conditions, including concerns over a potential economic slowdown or recession; impacts of the recent federal infrastructure bill on the infrastructure industry and our infrastructure services business; the loss of or interruption in operations of one or more of Mammoth’s significant suppliers or customers; the loss of management and/or crews; the outcome or settlement of our litigation matters and the effect on our financial condition and results of operations; the effects of government regulation, permitting and other legal requirements; operating risks; the adequacy of capital resources and liquidity; Mammoth's ability to (i) continue to comply with or, if applicable, obtain a waiver of forecasted or actual non-compliance with certain financial covenants from its lenders and comply with other terms and conditions under its amended revolving credit facility, as amended, (ii) extend, repay or refinance its revolving credit facility at or prior to maturity on the terms acceptable to Mammoth or at all and (iii) meet its financial projections associated with reducing its debt; weather; natural disasters; litigation; volatility in commodity markets; competition in the oil and natural gas and infrastructure industries; and costs and availability of resources.

Investors are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS	March 31,	December 31,
	2023	2022
CURRENT ASSETS	(in thousands)
Cash and cash equivalents	$11,727	$17,282
Accounts receivable, net	475,582	456,465
Receivables from related parties, net	115	223
Inventories	10,230	8,883
Prepaid expenses	10,056	13,219
Other current assets	581	620
Total current assets	508,291	496,692

Property, plant and equipment, net	132,529	138,066
Sand reserves	61,830	61,830
Operating lease right-of-use assets	11,907	10,656
Intangible assets, net	1,587	1,782
Goodwill	11,717	11,717
Other non-current assets	3,635	3,935
Total assets	$731,496	$724,678
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$57,174	$47,391
Accrued expenses and other current liabilities	38,485	52,297
Current operating lease liability	5,858	5,447
Current portion of long-term debt	84,614	83,520
Income taxes payable	51,588	48,557
Total current liabilities	237,719	237,212

Deferred income tax liabilities	444	471
Long-term operating lease liability	5,772	4,913
Asset retirement obligation	4,017	3,981
Other long-term liabilities	12,846	15,485
Total liabilities	260,798	262,062

COMMITMENTS AND CONTINGENCIES

EQUITY
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 47,713,342 and 47,312,270 issued and outstanding at March 31, 2023 and December 31, 2022	477	473
Additional paid in capital	538,862	539,138
Accumulated deficit	(64,803)	(73,154)
Accumulated other comprehensive loss	(3,838)	(3,841)
Total equity	470,698	462,616
Total liabilities and equity	$731,496	$724,678

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three Months Ended
	March 31,		December 31,
	2023	2022	2022
	(in thousands, except per share amounts)
REVENUE
Services revenue	$103,637	$53,667	$88,963
Services revenue - related parties	220	274	110
Product revenue	12,463	8,357	13,836
Total revenue	116,320	62,298	102,909

COST AND EXPENSES
Services cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $11,762, $15,355 and $11,819, respectively, for the three months ended March 31, 2023, March 31, 2022 and December 31, 2022)	80,977	46,567	67,502
Services cost of revenue - related parties (exclusive of depreciation, depletion, amortization and accretion of $0, $0 and $0, respectively, for the three months ended March 31, 2023, March 31, 2022 and December 31, 2022)	31	135	135
Product cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $1,186, $1,792 and $2,014, respectively, for the three months ended March 31, 2023, March 31, 2022 and December 31, 2022)	7,985	7,778	9,226
Selling, general and administrative	8,383	8,668	12,993
Depreciation, depletion, amortization and accretion	12,956	17,167	13,786
Gains on disposal of assets, net	(361)	(196)	(170)
Total cost and expenses	109,971	80,119	103,472
Operating income (loss)	6,349	(17,821)	(563)

OTHER INCOME (EXPENSE)
Interest expense, net	(3,289)	(2,349)	(3,237)
Other income, net	8,624	9,041	10,737
Total other income	5,335	6,692	7,500
Income (loss) before income taxes	11,684	(11,129)	6,937
Provision for income taxes	3,333	3,688	2,165
Net income (loss)	$8,351	$(14,817)	$4,772

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment, net of tax of $0, $0 and $0, respectively, for the three months ended March 31, 2023, March 31, 2022 and December 31, 2022)	3	198	(59)
Comprehensive income (loss)	$8,354	$(14,619)	$4,713

Net income (loss) per share (basic)	$0.18	$(0.32)	$0.10
Net income (loss) per share (diluted)	$0.17	$(0.32)	$0.10
Weighted average number of shares outstanding (basic)	47,443	46,845	47,312
Weighted average number of shares outstanding (diluted)	48,002	46,845	47,963

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2023	2022
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$8,351	$(14,817)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Stock based compensation	647	241
Depreciation, depletion, accretion and amortization	12,956	17,167
Amortization of debt origination costs	188	186
Bad debt recoveries	(381)	(99)
Gains on disposal of assets, net	(361)	(196)
Gains from sales of equipment damaged or lost down-hole	—	(397)
Deferred income taxes	(27)	3,481
Other	174	535
Changes in assets and liabilities:
Accounts receivable, net	(18,643)	(3,898)
Receivables from related parties, net	109	(225)
Inventories	(1,347)	(1,992)
Prepaid expenses and other assets	3,203	3,404
Accounts payable	8,602	1,041
Accrued expenses and other liabilities	(13,262)	(7,013)
Income taxes payable	3,031	201
Net cash provided by (used in) operating activities	3,240	(2,381)

Cash flows from investing activities:
Purchases of property and equipment	(6,036)	(1,182)
Proceeds from disposal of property and equipment	330	1,038
Net cash used in investing activities	(5,706)	(144)

Cash flows from financing activities:
Borrowings on long-term debt	66,700	37,550
Repayments of long-term debt	(65,606)	(35,317)
Payments on sale-leaseback transaction	(1,214)	(868)
Principal payments on financing leases and equipment financing notes	(2,044)	(629)
Other	(919)	—
Net cash (used in) provided by financing activities	(3,083)	736
Effect of foreign exchange rate on cash	(6)	8
Net change in cash and cash equivalents	(5,555)	(1,781)
Cash and cash equivalents at beginning of period	17,282	9,899
Cash and cash equivalents at end of period	$11,727	$8,118

Supplemental disclosure of cash flow information:
Cash paid for interest	$3,108	$1,754
Cash paid for income taxes, net of refunds received	$(26)	$6
Supplemental disclosure of non-cash transactions:
Purchases of property and equipment included in accounts payable	$5,917	$1,707

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Three months ended March 31, 2023	Well Completion	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$67,179	$28,280	$12,442	$1,824	$6,595	$—	$116,320
Intersegment revenues	121	—	25	1	437	(584)	—
Total revenue	67,300	28,280	12,467	1,825	7,032	(584)	116,320
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	52,037	22,476	7,860	1,922	4,698	—	88,993
Intersegment cost of revenues	478	11	—	109	(14)	(584)	—
Total cost of revenue	52,515	22,487	7,860	2,031	4,684	(584)	88,993
Selling, general and administrative	2,492	4,211	503	313	864	—	8,383
Depreciation, depletion, amortization and accretion	4,817	3,374	1,187	1,367	2,211	—	12,956
Gains on disposal of assets, net	—	(127)	(16)	—	(218)	—	(361)
Operating income (loss)	7,476	(1,665)	2,933	(1,886)	(509)	—	6,349
Interest expense, net	929	1,845	156	160	199	—	3,289
Other (income) expense, net	—	(8,808)	(2)	—	186	—	(8,624)
Income (loss) before income taxes	$6,547	$5,298	$2,779	$(2,046)	$(894)	$—	$11,684

Three months ended March 31, 2022	Well Completion	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$23,630	$23,009	$8,347	$2,852	$4,460	$—	$62,298
Intersegment revenues	244	—	832	3	272	(1,351)	—
Total revenue	23,874	23,009	9,179	2,855	4,732	(1,351)	62,298
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	21,839	18,887	7,788	2,372	3,594	—	54,480
Intersegment cost of revenues	1,031	16	—	160	70	(1,277)	—
Total cost of revenue	22,870	18,903	7,788	2,532	3,664	(1,277)	54,480
Selling, general and administrative	2,039	4,645	828	292	864	—	8,668
Depreciation, depletion, amortization and accretion	6,444	4,314	1,795	1,680	2,934	—	17,167
Gains on disposal of assets, net	(49)	(5)	(75)	—	(67)	—	(196)
Operating loss	(7,430)	(4,848)	(1,157)	(1,649)	(2,663)	(74)	(17,821)
Interest expense, net	371	1,542	162	104	170	—	2,349
Other (income) expense, net	—	(9,582)	(4)	—	545	—	(9,041)
(Loss) income before income taxes	$(7,801)	$3,192	$(1,315)	$(1,753)	$(3,378)	$(74)	$(11,129)

Three months ended December 31, 2022	Well Completion	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$51,292	$29,559	$13,817	$2,425	$5,816	$—	$102,909
Intersegment revenues	147	—	25	—	570	(742)	—
Total revenue	51,439	29,559	13,842	2,425	6,386	(742)	102,909
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	36,108	24,387	10,081	2,158	4,129	—	76,863
Intersegment cost of revenues	475	23	—	109	133	(740)	—
Total cost of revenue	36,583	24,410	10,081	2,267	4,262	(740)	76,863
Selling, general and administrative	2,328	5,091	4,397	367	810	—	12,993
Depreciation, depletion, amortization and accretion	4,140	3,675	2,015	1,539	2,417	—	13,786
(Gains) losses on disposal of assets, net	(68)	—	1	113	(216)	—	(170)
Operating income (loss)	8,456	(3,617)	(2,652)	(1,861)	(887)	(2)	(563)
Interest expense, net	617	2,046	201	166	207	—	3,237
Other expense (income), net	1	(10,522)	(4)	—	(212)	—	(10,737)
Income (loss) before income taxes	$7,838	$4,859	$(2,849)	$(2,027)	$(882)	$(2)	$6,937

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. Mammoth defines Adjusted EBITDA as net income (loss) before depreciation, depletion, amortization and accretion expense, gains on disposal of assets, net, stock based compensation, interest expense, net, other (income) expense, net (which is comprised of interest on trade accounts receivable and certain legal expenses) and provision (benefit) for income taxes, further adjusted to add back interest on trade accounts receivable. The Company excludes the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within the energy service industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) or cash flows from operating activities as determined in accordance with GAAP or as an indicator of Mammoth’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. Mammoth’s computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company believes that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure its ability to meet debt service requirements.

The following tables provide a reconciliation of Adjusted EBITDA to the GAAP financial measure of net income (loss) on a consolidated basis and for each of the Company’s segments (in thousands):

Consolidated

	Three Months Ended
	March 31,		December 31,
Reconciliation of Adjusted EBITDA to net income (loss):	2023	2022	2022
Net income (loss)	$8,351	$(14,817)	$4,772
Depreciation, depletion, amortization and accretion expense	12,956	17,167	13,786
Gains on disposal of assets, net	(361)	(196)	(170)
Stock based compensation	647	241	241
Interest expense, net	3,289	2,349	3,237
Other income, net	(8,624)	(9,041)	(10,737)
Provision for income taxes	3,333	3,688	2,165
Interest on trade accounts receivable	11,112	9,862	10,785
Adjusted EBITDA	$30,703	$9,253	$24,079

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Well Completion Services

	Three Months Ended
	March 31,		December 31,
Reconciliation of Adjusted EBITDA to net income (loss):	2023	2022	2022
Net income (loss)	$6,547	$(7,801)	$7,838
Depreciation and amortization expense	4,817	6,444	4,140
Gains on disposal of assets, net	—	(49)	(68)
Stock based compensation	291	87	106
Interest expense	929	371	617
Other expense, net	—	—	1
Adjusted EBITDA	$12,584	$(948)	$12,634

Infrastructure Services

	Three Months Ended
	March 31,		December 31,
Reconciliation of Adjusted EBITDA to net income:	2023	2022	2022
Net income	$2,452	$125	$1,609
Depreciation and amortization expense	3,374	4,314	3,675
Gains on disposal of assets, net	(127)	(5)	—
Stock based compensation	230	98	88
Interest expense	1,845	1,542	2,046
Other income, net	(8,808)	(9,582)	(10,522)
Provision for income taxes	2,847	3,067	3,250
Interest on trade accounts receivable	11,112	9,862	10,785
Adjusted EBITDA	$12,925	$9,421	$10,931

Natural Sand Proppant Services

	Three Months Ended
	March 31,		December 31,
Reconciliation of Adjusted EBITDA to net income (loss):	2023	2022	2022
Net income (loss)	$2,779	$(1,315)	$(2,849)
Depreciation, depletion, amortization and accretion expense	1,187	1,795	2,015
(Gains) losses on disposal of assets, net	(16)	(75)	1
Stock based compensation	77	34	29
Interest expense	156	162	201
Other income, net	(2)	(4)	(4)
Adjusted EBITDA	$4,181	$597	$(607)

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Drilling Services

	Three Months Ended
	March 31,		December 31,
Reconciliation of Adjusted EBITDA to net loss:	2023	2022	2022
Net loss	$(2,046)	$(1,753)	$(2,027)
Depreciation expense	1,367	1,680	1,539
Losses on disposal of assets, net	—	—	113
Stock based compensation	11	5	5
Interest expense	160	104	166
Adjusted EBITDA	$(508)	$36	$(204)

Other Services(a)

	Three Months Ended
	March 31,		December 31,
Reconciliation of Adjusted EBITDA to net (loss) income:	2023	2022	2022
Net (loss) income	$(1,381)	$(3,999)	$201
Depreciation, amortization and accretion expense	2,211	2,934	2,417
Gains on disposal of assets, net	(218)	(67)	(216)
Stock based compensation	38	17	13
Interest expense, net	199	170	207
Other expense (income), net	186	545	(212)
Provision (benefit) for income taxes	486	621	(1,085)
Adjusted EBITDA	$1,521	$221	$1,325
a.    Includes results for Mammoth’s aviation, equipment rentals, remote accommodations and equipment manufacturing and corporate related activities. The Company’s corporate related activities do not generate revenue.